UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2008
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
Registrant’s telephone number, including area code: (408) 943-1234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On March 5, 2008, the Corporate Governance and Nominating Committee of the Board of Directors of Cadence Design Systems, Inc., pursuant to authority delegated by the Board of Directors, approved amendments to Article I, Section 1.8 of the Amended and Restated Bylaws adopting a majority stockholder vote standard for uncontested director elections. Under the majority vote standard, which replaces plurality voting for uncontested director elections, at all meetings of stockholders for the election of directors at which a quorum is present, a nominee is elected by the vote of the majority of the votes cast. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In contested elections, directors will continue to be elected by plurality vote. The Amended and Restated Bylaws, as amended and effective March 5, 2008, are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws, as amended and effective March 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 5, 2008

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ R.L. Smith McKeithen
R.L. Smith McKeithen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws, as amended and effective March 5, 2008.